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                      MEDICINE SHOPPE INTERNATIONAL, INC.

                    EXHIBIT 11 - COMPUTATION OF NET EARNINGS
                         PER COMMON SHARE   (Unaudited)

                                       Quarter Ended                    Nine Months Ended
                                         June 30,                            June 30,
                                   -----------------------           -----------------------
                                  1995               1994              1995             1994
                                  ----               ----              ----             ----
NET EARNINGS PER SHARE
Net earnings                    4,196,578         3,616,017         12,342,027        10,781,897

Average number of shares
  outstanding during
  the period                    7,767,661         7,841,647          7,785,374         7,887,627

Net earnings per share        $      0.54       $      0.46        $      1.59       $      1.37
                              ===========       ===========        ===========       ===========

PRIMARY EARNINGS PER SHARE
Net earnings                  $ 4,196,578       $ 3,616,017        $12,342,027       $10,781,897

Average number of shares
  outstanding during
  the period                    7,767,661         7,841,647          7,785,374         7,887,627

Plus shares outstanding
  considering conversion
  of stock options                 44,849                 0             27,300                 0
                              -----------       -----------        -----------       -----------
Average shares for primary
  earnings per share            7,812,510         7,841,647          7,812,674         7,887,627

Primary earnings
  per share                   $      0.54       $      0.46        $      1.58       $      1.37
                              ===========       ===========        ===========       ===========
FULLY DILUTED
  EARNINGS PER SHARE

Net earnings                  $ 4,196,578       $ 3,616,017        $12,342,027       $10,781,897

Average number of shares
  outstanding during
  the period                    7,767,661         7,841,647          7,785,374         7,887,627

Plus shares outstanding
  considering conversion
  of stock options                 52,768                 0             52,768                 0
                              -----------       -----------        -----------       -----------
Average shares for fully
  diluted earnings
  per share                     7,820,429         7,841,647          7,838,142         7,887,627

Fully diluted earnings
  per share                   $      0.54       $      0.46        $      1.57       $      1.37
                              ===========       ===========        ===========       ===========

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